Exhibit 10.1

DEEP CORE INC.

CONVERTIBLE PROMISSORY NOTE

US$___________	Dated as of February __, 2012

Deep Core Inc., a Cayman Islands exempt company (the “Company”), for value received, hereby promises to pay to ______________________, or its registered assigns (the “Holder”), the sum of ________ U.S. Dollars (US$___________) on the terms and conditions set forth in this Convertible Promissory Note (the “Note”).  Payment for all amounts due hereunder shall be made by mail to the registered address of Holder.  In connection with the issuance of the Note, the Company and the Holder will enter into a Registration Rights Agreement, which is attached hereto as Exhibit A (the “Registration Rights Agreement”).  The Holder is aware that Company will be issuing additional convertible promissory notes substantially similar to this Note to other parties.

The following is a statement of the rights of Holder of this Note and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1.           Due Date.  The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable (the “Due Date”) on the earliest to occur of:  (i) June 23, 2012; (ii) as provided in Section 5(a) below, concurrent with the closing of an acquisition of the Company (the “Acquisition”) by a publicly traded corporation eligible for quotation on the OTC Bulletin Board and OTCQB (the “Pubco”); and (iii) when declared due and payable by Holder upon the occurrence of an Event of Default (as defined below).

2.           Interest.  The Company shall pay interest at the rate of the lower of (i) ten percent (10%) per annum; or (ii) the maximum allowable rate under applicable laws (such rate, the “Interest Rate”) on the principal of this Note outstanding during the period beginning on the date of this Note and ending on the date that the principal amount of this Note is repaid in full.  Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  Interest accruing on this Note shall be due and payable at the Due Date.  The Company shall pay the interest due on this Note by delivering to Holder cash.  All payments hereunder are to be applied first to reasonable costs and fees referred to herein, second to the payment of accrued interest, and the remaining balance to the payment of principal.

3.           Events of Default.  If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), Holder may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(a)           Default in the payment of the principal or unpaid accrued interest of this Note when due and payable after written notice and an opportunity to cure such breach;

(b)           A material breach of any representation, warranty, or covenant under this Note, which failure or default is not cured within ten (10) days after the Holder has given the Company written notice thereof;

(c)           The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the applicable bankruptcy laws of the jurisdiction of its incorporation, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

(d)           If, within sixty (60) calendar days after the commencement of an action against the Company, without the consent or acquiescence of the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) calendar days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(e)           If a judgment or judgments or order for the payment of money in excess of $50,000 in the aggregate shall be rendered against the Company and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal (even if not fully covered by insurance) or unless such judgment is fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing.

4.           Holder’s Rights Upon Event of Default.  Upon the occurrence and continuance of any Event of Default, Holder in its sole and absolute discretion shall have the right to:

(a)           convert all of the principal amount and unpaid accrued interest attributable to this Note into shares of the Company at a conversion price of $0.01 per share;

(b)           declare all unpaid interest and principal immediately due and payable and exercise all other legal rights in connection therewith, without presentment, demand, or protest, all of which are hereby expressly waived; or

(c)           in case any one or more Events of Default shall occur and be continuing and acceleration of this Note or any other indebtedness of the Company to Holder shall have occurred, Holder may, among other things, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon Holder hereby shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

5.           Conversion.

(a)           Mandatory Conversion.  Notwithstanding anything herein to the contrary, in the event of the Acquisition occurring while this Note is outstanding, the outstanding principal balance and unpaid accrued interest on this Note shall automatically convert into shares of the Pubco’s $.001 par value common stock (the “Pubco Shares”) which shall be issued pursuant to the private placement to be conducted concurrently with the closing of the Acquisition (the “Private Placement”). The number of Pubco Shares to be issued upon such conversion (the “Conversion Shares”) shall be equal to the quotient obtained by dividing (a) the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by (b) the conversion price of the lower of the lower of (i) $0.40 per share and (ii) the price per share of the Pubco Shares sold pursuant to the terms of the Private Placement.

(b)           Identical Terms.  The Conversion Shares received by Holder pursuant to the conversion of this Note hereunder shall have identical rights, preferences and privileges as the Pubco Shares received by investors subscribing for the Private Placement.

(c)           Conversion Procedure.  If this Note is to be converted, written notice shall be delivered to the Company by the Holder, at its address set forth on the signature page hereto notifying the Company of the conversion to be effected, specifying the principal amount of this Note to be converted and the amount of accrued interest to be converted.  Holder will surrender this Note to the Company within five (5) business days after receiving such notice and the Conversion Shares will be delivered to the Holder after receipt of this Note by the Company.

(d)           Delivery of Conversion Shares.  As promptly as practicable after the conversion of this Note but in no event later than ten (10) calendar days after the date of delivery of the notice to the Company under Section 5(c), the Company at its expense will cause Pubco to  issue and deliver to Holder the Conversion Shares.  Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Conversion Shares issuable with respect to such conversion shall be validly issued, fully paid and nonassessable by Pubco, and this Note shall be cancelled.

(e)           Mechanics and Effect of Conversion.  No fractional amount of the Conversion Shares shall be issued upon conversion of this Note.  In lieu of the Pubco issuing any fractional amount to Holder upon the conversion of this Note, the Company shall cause Pubco to pay to Holder the amount of outstanding principal and interest that is not so converted, such payment to be in the form as provided below.  Upon conversion of this Note, the Company shall be forever released from all of its obligations and liabilities under this Note (to the extent of the amounts converted), except that the Company shall be obligated to pay Holder, within ten (10) business days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

(f)           Reservation of Stock Issuable Upon Conversion.  The Company shall cause Pubco, before the conversion of this Note into Conversion Shares or other securities pursuant to the terms set forth herein, increase the number of authorized but unissued Conversion Shares or other securities as necessary, and at all times reserve and keep available out of such duly authorized but unissued Conversion Shares or other securities, such number of its duly authorized Conversion Shares or other securities as shall be sufficient to effect the conversion of this Note pursuant to the terms set forth herein.  If at any relevant time the number of authorized but unissued shares of Conversion Shares or other securities shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to Holder, the Company will use its best efforts to cause Pubco to take such corporate action as may be necessary to increase its authorized but unissued Conversion Shares or other securities to such number of shares as shall be sufficient for such purposes.

6.           Prepayment.  The Company may not (without prior written approval of Holder) at any time prepay in whole or in part, the principal sum, plus accrued interest to date of such prepayment, of this Note.

               7.           Representations and Warranties.  The Company hereby represents and warrants:

(a)           Due Organization and Qualification.  The Company is an exempted company duly incorporated or otherwise organized, validly existing and in good standing under the laws of the Cayman Islands, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is in no violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Note or the Registration Rights Agreement (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the Company’s knowledge no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of this Note and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including applicable securities laws and regulations), or by which any property or asset of the Company is bound or affected.

 (d)           Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under applicable securities laws or a claim of breach of fiduciary duty.

 (e)           Acquisition.  The Company anticipates enter into a definitive acquisition agreement for the Acquisition within six (6) months of the date of this Note.  The Company will use its best efforts to close the Acquisition on or before June 2012.

8.           Investment Representations.

(a)           Holder confirms that it has been given sufficient access to information regarding the Company and in connection with its decision to receive this Note, including any common stock or conversion shares issuable pursuant to this Note (collectively, the “Securities”), as consideration under this Agreement, including the opportunity to ask questions of, and receive answers from, persons acting on behalf of Company and concerning Company’s financial affairs, prospects and condition.

(b)           Holder represents and warrants that Holder, by reason of its business or financial expertise, has the capacity to protect its own interests in connection with its acquisition of the Securities; and (ii) Holder is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act of 1933 of the United States, as amended (the “Securities Act”).

(c)           Holder represents, warrants and covenants that it shall acquire the Securities issuable under this Agreement for its own account and not for the account or on behalf of others, and it is doing so with the intent of retaining such Securities as an investment and without the current intent to redistribute such Securities.

(d)           Holder acknowledges that: (i) no securities commission or similar authority has reviewed or passed on the merits of the Securities issuable under this Note; (ii) there is no government or other insurance covering such Securities; and (iii) there are risks associated with the acquisition of the Securities.

(e)           Holder acknowledges that (i) it must and shall bear the economic risk of holding the Securities, which may be for an indefinite period of time, because at the time such Securities are issued they will not have been registered under the Securities Act or any other securities law and, therefore, cannot be sold unless they are subsequently registered under applicable securities laws or an exemption from such registration is available; (ii) the Securities may not be resold or transferred on the official stock transfer records of Company without furnishing to Company an opinion of counsel reasonably acceptable to Company that such sale or transfer of the Securities will not violate the registration provisions of applicable securities laws; and (iii) certificates representing the Securities shall have endorsed on them a restrictive legend to this effect.

(f)           Holder acknowledges that Company is relying on the representations, warranties, covenants and acknowledgments in this Section 8 to ensure that any the Securities issued under the terms of this Agreement can be issued in reliance on exemptions from registration requirements under applicable securities laws.

9.           Successors and Assigns; Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto and their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided herein.  The Company may not assign this Note or any of the rights or obligations referenced herein without the prior written consent of Holder, which consent may not be unreasonably withheld, delayed, or denied.

10.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holder.

11.           Waiver of Notice.  The Company expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of the Company.  No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.  The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

12.           Treatment of Note.  Prior to the Acquisition and to the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with applicable tax authorities.

13.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized courier service or mailed by registered or certified mail, postage prepaid, to the respective addresses of the parties as set forth on the signature page hereof or if sent by facsimile to the respective facsimile numbers of the parties set forth on the signature page hereof.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given and received when personally delivered or three (3) business days after deposited in the mail or one business day after sent by courier or upon confirmation of facsimile delivery in the manner set forth above.

14.           No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the securities into which this Note is convertible hereunder until, and only to the extent that, this Note shall have been converted.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, excluding that body of law relating to conflict of laws.

16.           Heading; References.  All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.  Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

17.           Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

18.           Attorney’s and Collection Fees.  Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in any bankruptcy, receivership or other court proceedings, or this Note be placed in the hand of attorneys for collection, the Company agrees to pay, in addition to principal and Interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses, incurred by Holder in collecting or enforcing this Note.

    IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

DEEP CORE INC. a Cayman Islands exempt company

By:
Grant W. Draper
Its:	President and Chief Executive Officer

Name of Holder: ________________________
Address:  ______________________________
_____________________________________
_____________________________________
_____________________________________
Telephone:  ____________________________
Facsimile:  ____________________________